EXHIBIT 10.97


                  PURCHASE AGREEMENT



     This PURCHASE AGREEMENT is made as of September
1, 1996, by and between Aegis Auto Finance, Inc., a Delaware corporation, having its principal place of business at 525 Washington Boulevard, Jersey City, New Jersey 07310, as seller (the "Seller"), and Aegis Auto Funding Corp., a Delaware corporation, having its principal executive office at 525 Washington Boulevard, Jersey City, New Jersey 07310, as purchaser (the "Purchaser").

     WHEREAS, the Seller has originated or acquired in the ordinary course of business, certain Receivables (as defined herein); and

     WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which Receivables owned by the Seller as of the Closing Date (as defined herein) and as of each Funding Date (as defined herein) are to be sold by the Seller to the Purchaser, which Receivables will be sold by the Purchaser pursuant to the Pooling and Servicing Agreement (as hereinafter defined), to the Aegis Auto Receivables Trust 1996-3 (the "Trust") to be created thereunder, which Trust will issue pass-through certificates representing undivided interests in such Receivables and the other property of the Trust (the "Certificates").

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                       ARTICLE I

                  CERTAIN DEFINITIONS

     Terms not defined in this Agreement shall have the meaning set forth in Article I of the Pooling and Servicing Agreement dated as of September 1, 1996 (the "Pooling and Servicing Agreement") among Aegis Auto Funding Corp. (as seller thereunder), Norwest Bank Minnesota, National Association, as trustee, and Norwest Bank Minnesota, National Association, as backup servicer. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

     "Additional Receivables" means all Receivables acquired by the Purchaser from the Seller after the Closing Date and during the Funding Period pursuant to this Agreement.

     "Agreement" means this Purchase Agreement and all amendments hereof and supplements hereto.

     "Assignment" means the document of assignment substantially in the form attached to this Agreement as Exhibit A.

     "Backup Servicer" means Norwest Bank Minnesota,
National Association, in its capacity as Backup Servicer under the Pooling and Servicing Agreement, and its successors in such capacity, who shall be Eligible Servicers.

     "Closing Date" means September 12, 1996.

     "Cutoff Date" means September 1, 1996 with respect to the Initial Receivables and the last Business Day of the calendar week preceding the calendar week of a Funding Date with respect to any Additional Receivables acquired on such Funding Date.

     "Funding Account" means the trust account designated as such, established and maintained pursuant to Sections 5.01 and
5.08 of the Pooling and Servicing Agreement.

     "Funding Date" means each date occurring no more than once per calendar week during the Funding Period on which Additional Receivables are acquired by the Purchaser pursuant to this Agreement and transferred to the Trust pursuant to the Pooling and Servicing Agreement.

     "Funding Event" means, with respect to a Funding Date, the occurrence of the events required to occur in accordance with
Section 3.08 of the Pooling and Servicing Agreement.

     "Funding Period" means the period beginning on the Closing Date and ending on the earlier to occur of (i) the date on which the amount in the Funding Account has been reduced to zero or (ii) September 30, 1996.

     "Initial Receivables" means all Receivables acquired by the Purchaser from the Seller on the Closing Date pursuant to this Agreement.

     "Lock-Box Account" means the account(s) designated as such, established and maintained pursuant to Section 5.01 of the Pooling and Servicing Agreement.

     "Purchaser" means Aegis Auto Funding Corp, a Delaware corporation, its successors and assigns.

     "Rating Agency" means each of Duff & Phelps Credit
Rating Co. and Fitch Investors Service, Inc., and any successors thereto.

     "Receivable" means any retail installment sales contract and security agreement identified on the Schedule of Receivables.

     "Receivable Review" means a review conducted by the Review Firm to determine compliance with the requirements of this Agreement, which review shall employ the procedures set forth in the letter from the Review Firm attached to the Pooling and Servicing Agreement as Exhibit P.

     "Receivables Cash Purchase Price" means with respect to any Receivable an amount equal to 100% of the Principal Balance of such Receivable.

     "Review Firm" means Ernst & Young LLP, its successors and assigns.

     "Schedule of Receivables" means the list of Receivables annexed hereto as Exhibit B; provided that Exhibit B shall be deemed to be amended on each Funding Date to add Additional Receivables acquired by the Purchaser from the Seller on each such date pursuant to this Agreement.

     "Seller" means Aegis Auto Finance, Inc., a Delaware corporation, its successors and assigns.

     "Trust" means the Aegis Auto Receivables Trust 1996-3.

     "Trustee" means Norwest Bank Minnesota, National
Association, its successors and assigns.

     "UCC" means the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.


                      ARTICLE II

           PURCHASE AND SALE OF RECEIVABLES

     Section 2.01. Purchase and Sale of Receivables. On the Closing Date and on each Funding Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Receivables and the other Trust Property relating thereto (as defined in Section 2.01(a) below).

          (a) Transfer of Receivables and Trust Property. On the Closing Date (with respect to the Initial Receivables) and each Funding Date (with respect to any Additional Receivables), simultaneously with the transactions pursuant to the Pooling and Servicing Agreement, the Seller shall sell, transfer, assign and otherwise convey to the Purchaser, without recourse, a 100% interest in (i) all right, title and interest of the Seller in and to the Receivables being purchased on such dates, all moneys received thereon on and after the related Cutoff Date allocable to principal, and all moneys received thereon allocable to interest accrued thereon from and including the related Cutoff Date, (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables; (iii) the interest of the Seller in any Risk Default Insurance Proceeds and any proceeds from claims on any Insurance Policies (including the VSI Insurance
     Policy) covering the Receivables, the Financed Vehicles or the Obligors; (iv) the interest of the Seller in any Dealer Recourse; and (v) the proceeds of any and all of the foregoing. (All of the property identified in this subsection
     (a) shall constitute "Trust Property"; provided that (A) the minimum amount of Receivables sold to the Purchaser on any Funding Date other than the last Funding Date shall not be less than $500,000, (B) the Seller and the Purchaser shall comply with the requirements specified in Section 2.01(c) hereof as a condition to any such purchase and (C) the Funding Account shall contain available funds in an amount at least equal to the Receivables Cash Purchase
     Price for the Receivables to be acquired by the Purchaser hereunder on such Funding Date immediately prior to the Funding Event.)

          (b)  Receivables Purchase Price.  (i) In
     consideration for the Initial Receivables and the other Trust Property relating thereto, the Purchaser shall, on the Closing Date, pay to the Seller an amount equal to 100% of the Receivables Cash Purchase Price for the Initial
     Receivables in cash (the "Initial Receivables Purchase
     Price").

          (ii) In consideration for the Additional
     Receivables and other Trust Property relating thereto, upon one Business Day's prior notice given by the Purchaser to the Trustee, the Purchaser shall cause the Trustee, on each Funding Date, to pay to the Seller an amount equal to 100% of the Receivables Cash Purchase Price in cash by federal wire transfer funds. The Seller acknowledges that funds to purchase the Additional Receivables and other Trust Property relating thereto on each Funding Date shall be disbursed by the Trustee solely from the Funding
     Account pursuant to Section 5.08 of the Pooling and Servicing Agreement.

          (c)  Delivery of Documents.  Not later than
     Wednesday of the week of any proposed Funding Date (or the next Business Day if Wednesday is not a Business Day) (each a "Delivery Date"), the Seller shall, with respect to Additional Receivables, deliver to the Trustee (1) the original retail installment sale contracts evidencing such Receivables, (2) original titles or copies of dealer blanket guarantees of title or applications for title for each Financed Vehicle relating to such Receivables sold hereunder, (3) an executed Assignment substantially in the form of Exhibit A hereto with a Schedule I attached listing all Receivables to be acquired on such Funding Date, (4) an executed Certificate of Delivery substantially in the form of Exhibit D-2 hereto, (5) a power of attorney substantially in the form of Exhibit E hereto, (6) a release and UCC-3 Termination Statement executed by each warehouse lender terminating such Person's prior security interests in such Additional Receivables granted by Aegis Finance and (7) an endorsement to the Risk Default Insurance Policy confirming insurance regarding each Additional Receivable. The Purchaser shall cause the Trustee, upon receipt of such documents and the other items specified in Section 3.08(b)(ii) of the Pooling and Servicing Agreement on the Delivery Dates, to pay from the Funding Account to the Seller the Receivables Cash Purchase Price therefor on the Funding Date.

          (d) Security Interest. It is the intention of the Seller and the Purchaser that the transfer and assignment of the Seller's right, title and interest in and to the Receivables and the other Trust Property shall constitute an absolute sale by the Seller to the Purchaser. In the event a court of competent jurisdiction were to recharacterize the transfer of the Trust Property as a secured borrowing rather than a sale, contrary to the intent of the Seller and the Purchaser, the Seller does hereby grant, assign and convey to the Purchaser, a security interest in and lien upon all of its right, title and interest in and to the Trust Property, and all proceeds of any thereof, said security interest to be effective from the date of execution of this Agreement.

     Section 2.02. The Closing. The sale and purchase of the Initial Receivables shall take place at a closing (the "Closing") at the offices of Kutak Rock, 767 Third Avenue, 19th Floor, New
York, New York 10017 on the Closing Date, simultaneously with:
(a) the closings under the Pooling and Servicing Agreement pursuant to which (i) the Purchaser will assign and pledge all of its right, title and interest in and to the Initial Receivables and other Trust Property relating thereto to the Trustee for the benefit of the Certificateholders; and (ii) the Trustee will deposit the foregoing into the Trust; and (b) the purchase of the Certificates by the purchasers thereof.

     Section 2.03. The Funding Events. The sale and purchase of the Additional Receivables on each Funding Date shall take place at the offices of the Trustee or such other location as the Seller and Purchaser may reasonably agree.


                      ARTICLE III

            REPRESENTATIONS AND WARRANTIES

     Section 3.01.  Representations and Warranties of the
Seller.


     (a) The Seller hereby represents and warrants to the Purchaser and its respective successors and assigns and for the benefit of the Trustee and the Trust as of the date hereof and as of each Funding
     Date:

             (i)    Organization, Etc.  The Seller is a
          corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii)    Due Qualification.  The Seller is in
          good standing and duly qualified to do business and has obtained all necessary licenses and approvals in the States of Delaware and New Jersey and all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications unless the failure of the Seller to obtain such licenses and approvals would have no material adverse effect on the Seller's ability to fulfill its obligations hereunder.

           (iii)    Power and Authority.  The Seller has
          the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to the Purchaser and such sale and assignment is valid and binding against the Seller, and the Seller has duly authorized such sale and assignment to the Purchaser by all necessary action; the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary action, and this Agreement is the legal, valid and binding obligation of the Seller enforceable in accordance with its terms. The Seller has duly executed and delivered this Agreement and any other agreements and documents necessary to effectuate the transactions contemplated hereby.

            (iv)    No Violation.  The consummation of
          the transactions contemplated hereby and the fulfillment of the terms hereof, neither conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

             (v)    No Proceedings.  There are no
          proceedings or investigations pending or, to the best knowledge of Seller, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi)    No Approvals.  No approval,
          authorization or other action by, or filing with, any governmental authority of the United States of America or any of the States is required or necessary to consummate the transactions contemplated hereby, except such as have been duly obtained or made by the Closing Date. Seller complies in all material respects with all applicable laws, rules and orders with respect to itself, its business and properties and the Receivables; and Seller maintains all applicable permits, licenses and certifications.

           (vii)    Taxes.  The Seller has filed all
          federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. There is no pending dispute with any taxing authority that, if determined adversely to the Seller, would result in the assertion by any taxing authority of any material tax deficiency, and the Seller has no knowledge of a proposed liability for any tax to be imposed upon the Seller's properties or assets for which there is not an adequate reserve reflected in the Seller's current financial statements.

          (viii)    Investment Company.  The Seller is
          not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

            (ix)    Pension/Profit Sharing Plans.  No
          contribution failure has occurred with respect to any pension or profit sharing plan and all such plans have been fully funded as of the date of this Agreement.

             (x)    Trade Names.  "Aegis Auto Finance,
          Inc." is the only trade name under which the Seller is currently operating its business; for the six (6) years (or such shorter period of time during which the Seller was in existence) preceding the Closing Date, the only other trade name under which Seller operated its business is "The Clearing House Corp."

            (xi)    Ability to Perform.  There is no
          material impairment in the ability of the Seller to perform its obligations under this Agreement.

           (xii)    Valid Business Reasons; No
          Fraudulent Transfers. The Seller has valid business reasons for transferring the Receivables rather than obtaining a secured loan with the Receivables as collateral. At the time of each transfer: (i) the Seller transferred the Receivables to the Purchaser without any intent to hinder, delay, or defraud any current or future creditor of the Seller; (ii) the Seller was not insolvent and did not become insolvent as a result of the transfer; (iii) the Seller was not engaged and was not about to engage in any business or transaction for which any property remaining with the Seller was an unreasonably small capital or for which the remaining assets of the Seller were unreasonably small in relation to the business of the Seller or the transaction; (iv) the Seller did not intend to incur, and did not believe or reasonably should not have believed that it would incur, debts beyond its ability to pay as they become due; and (v) the consideration paid by the Purchaser to the Seller for the Receivables was equivalent to the fair market value of such Receivables.

          (xiii)    Chief Executive Office.  The Seller
          maintains its chief executive office in the State of New Jersey, and there have been no other locations of the Seller's chief executive office since January
          1995.

           (xiv)    Adverse Orders.  There is no
          injunction, writ, restraining order or other order of any nature binding upon Seller that adversely affects
          Seller's performance of this Agreement and the transactions contemplated hereby and by the Pooling and Servicing Agreement.

          (b)  The Seller makes the following
     representations and warranties as to the Receivables for the benefit of the Purchaser, the Certificateholders, the Trustee and the Trust and on which the Purchaser relies in accepting the Receivables on the Closing Date and each Funding Date. Such representations and warranties speak as of the Closing Date and each Funding Date, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser and the subsequent assignment to the Trustee pursuant to the Pooling and Servicing Agreement.
     The Seller acknowledges and expressly agrees that any or all of the Purchaser, the Trustee or the Certificateholders may enforce the Seller's repurchase obligations or substitution obligations in the case of Additional Receivables pursuant to Section 7.02 hereof for any breach of any of the following representations and warranties.

              (i)   Characteristics of Receivables.  Each
          Receivable (A) has been originated in the United States of America by Seller or a Dealer for the retail sale of a Financed Vehicle in the ordinary course of Seller's or such Dealer's business, has been fully and properly executed by the parties thereto and, if originated by a Dealer, has been purchased by Seller from such Dealer or has been financed for such Dealer under an existing agreement with Seller, (B) has created a valid, subsisting and enforceable first priority security interest in favor of the Seller or the Dealer in the Financed Vehicle, which security interest, if in favor of the Dealer, has been assigned by the Dealer to Seller, and which in either case has been duly assigned by Seller to the Purchaser, (C) is covered by the VSI Insurance Policy and by the Risk Default Insurance Policy, (D) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security and (E) provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be different from the level payment) that fully amortize the Amount Financed over an original term of no greater than 60 months and yield interest at the Annual Percentage Rate.

             (ii)   Schedule of Receivables.  The
          information set forth on the Schedule of Receivables is true, complete and correct in all material respects as of the opening of business on the applicable
          Cutoff Dates and no selection procedures adverse to the Certificateholders have been utilized in selecting the Receivables.

            (iii)   Compliance With Law.  Each
          Receivable and the sale of each Financed Vehicle
          (A) complied at the time it was originated or made and at the Closing Date or the applicable Funding Date complies in all material respects with all requirements of applicable federal, State and local laws and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal
          Reserve Board's Regulations B and Z, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws and (B) does not contravene any applicable contracts to which Seller is a party and no party to such contract is in violation of any applicable law, rule or regulation which is material to the Receivable or the sale of the Financed Vehicle.

             (iv)   Binding Obligation.  Each Receivable
          represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

              (v)   No Government Obligor.  None of
          the Receivables is due from the United States of America or any State or local government or from any agency, department or instrumentality of the United States of America or any State or local government.

             (vi) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Receivable is secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of the Seller as the secured party. The Seller has caused each certificate of title (or copy of an application for title) or such other document delivered by the state title registration agency evidencing the security interest in the Financed Vehicle, to be delivered to the Custodian pursuant to Section 3.03(a)(ii) of the Pooling and Servicing Agreement, together with powers of attorney, duly executed by Seller in favor of the Trustee, which powers of attorney are sufficient to change the lien holder on the certificate of title with respect to a Financed Vehicle.

            (vii)   Receivables in Force.  No Receivable
          has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

           (viii)   No Waiver.  No provision of a
          Receivable has been waived, impaired, altered or modified in any respect except in accordance with the Servicing Agreement, the substance of which is reflected in the Schedule of Receivables as it relates to the information included thereon.

             (ix)   No Amendments.  No Receivable has
          been amended such that either the original
          Scheduled Payment has been decreased or the number of originally scheduled due dates has been increased except as permitted under the terms of the Risk Default Policy.

              (x)   No Defenses.  No right of rescission,
          setoff, recoupment, counterclaim or defense has been asserted or threatened with respect to any Receivable.

             (xi)   No Liens.  No Liens or claims have
          been filed for work, labor or materials relating to a Financed Vehicle that are Liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Obligor pursuant to the Receivable.

            (xii)   No Default.  Except for payment
          delinquencies continuing for a period of not more than thirty (30) days as of the applicable Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Seller has not waived any of the foregoing. As of the date hereof and as of each Funding Date, the Seller has no knowledge of any facts regarding any particular Receivable transferred on such date indicating that such Receivable would not be paid in full.

           (xiii)   Insurance.  Each Receivable is
          covered, as of the Closing Date or the related Funding Date when acquired, and throughout the shorter of the term of the Trust or the term of the Receivable, under the VSI Insurance Policy and the Risk Default Insurance Policy, and each such insurance policy is valid and remains in full force and effect. The Seller, in accordance with its customary procedures, has required that each Obligor obtain, and has determined that each Obligor has obtained, physical damage insurance covering the Financed Vehicle as of the date of execution of the Receivable insuring repair or replacement of such Financed Vehicle subject to a deductibility not in excess of $500.

            (xiv) Title. It is the intention of the Seller that the transfer and assignment of the Receivables from the Seller to the Purchaser herein contemplated be treated as an absolute sale for financial accounting purposes, and that the beneficial interest in and title to the Receivables not be part of the property of the Seller for any purpose under state or federal law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser, except the pledge to and liens for the benefit of certain of Seller's creditors which will be released prior to conveyance to the Purchaser hereunder.
          Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; and, immediately upon the transfer thereof, the Purchaser will have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer has been validly perfected under the UCC.

             (xv)   Lawful Assignment.  No Receivable
          has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Certificates is or shall be unlawful, void or voidable.

            (xvi)   All Filings Made.  All filings
          (including, without limitation, UCC filings) necessary in any jurisdiction to give the Purchaser a first perfected security interest in the Receivables have been made.

           (xvii)   One Original.  There is only one
          original executed copy of each Receivable.

          (xviii)   Maturity of Receivables.  Each
          Receivable had an original maturity of not more than 60 months; the weighted average original term to maturity of the Initial Receivables was 54.22 months as of the Cutoff Date while the weighted average remaining term to maturity as of the Cutoff Date for such Initial Receivables was 53.58 months; the remaining maturity of each Receivable was 60 months or less as of the Cutoff Date; the addition of the Additional Receivables on each Funding Date will not extend the weighted average remaining term to maturity of all Receivables sold hereunder by more than 1.00 month as of the applicable
          Cutoff Dates.

            (xix)   Scheduled Payments.  Each Initial
          Receivable has a next scheduled payment due date on or prior to November 20, 1996; no Receivables had a payment that was more than 30 days overdue as of the Cutoff Date; and each Receivable has a final scheduled payment due no later than the Final Scheduled Distribution Date.

             (xx)   Monthly Payments.  Each Receivable
          provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from such level payment) which fully amortize the amount financed over the original term; provided, however, that the Risk Default Policy provides that loan extensions will be allowed, subject to no more than one extension during each 12 months in the Receivable's term.

            (xxi)   Outstanding Principal Balance;
          Annual Percentage Rate. Each Initial Receivable had an outstanding Principal Balance as of the applicable Cutoff Date of at least $1,121.37; and no Initial Receivable has an outstanding Principal Balance in excess of $34,659.46. As of their Cutoff Date, the weighted average APR of the Initial Receivables was 20.23% per annum. The addition of the Additional Receivables on each Funding Date will not decrease the weighted average APR of all Receivables pledged hereunder by more than 10 basis points.

           (xxii)   Financing.  Each Receivable
          represents a Simple Interest Receivable.

          (xxiii)   Bankruptcy Proceeding.  No
          Receivable as of the respective Cutoff Date is noted in the Seller's records as a dischargeable debt under a bankruptcy proceeding.

           (xxiv)   Chattel Paper, Valid and Binding.
          Each Receivable constitutes "chattel paper" under the UCC, and is the legal, valid and binding obligation of the Obligor thereunder in accordance with the terms thereof.

            (xxv) States of Origination. At the time of origination, each Receivable was originated in one of the following states, which are the only states in which the Receivables were originated: Alabama, Arizona, California, Colorado, Connecticut,
          Delaware, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland,
          Mississippi, Missouri, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and West Virginia. After the addition of all Additional Receivables not more than 25% of the Receivables will have been originated in any one state.

           (xxvi)   Age of Financed Vehicles.
          Approximately 6.15% of the Initial Receivables relate to new Financed Vehicles and approximately
          93.85% relate to used Financed Vehicles.

          (xxvii)   No Future Advances.  The full
          principal amount of each Receivable has been advanced to each Obligor or advanced in accordance with the directions of each such Obligor, and there is no requirement for future advances thereunder. The Obligor with respect to the Receivable does not have any options under such Receivable to borrow from any person additional funds secured by the Financed Vehicle. Each Receivable as of the Closing Date and each related Funding Date is fully secured by the related Financed Vehicle.

            (xxviii)     Underwriting Guidelines.  Each
          Receivable has been originated in accordance with the Underwriting Guidelines and in accordance with the underwriting guidelines acceptable to the Risk Default Insurer. Such guidelines include but are not limited to the following:

                    (A)  the purchase of the Financed
               Vehicle by the Obligor, at the time of
               funding of the Receivable, was affordable to the Obligor based upon Seller's existing
               Underwriting Guidelines with respect to
               discretionary income; and

                    (B)  at the time of funding of the
               Receivable, the Financed Vehicle was
               purchased from, and the Receivable
               originated by, a Dealer located in one of the states specified in paragraph (xxv) above.

          (xxix)    Financed Vehicle in Good Repair.
         To the best of the Seller's knowledge, each Financed Vehicle is in good repair and working order.

           (xxx)    Principal Balance.  No Receivable
         has a Principal Balance which includes capitalized interest, physical damage insurance or late charges.

          (xxxi)    Servicing.  At the applicable Cutoff
         Date, each Receivable was being serviced by the Servicer.

         (xxxii)    Eligible Loan.  Each Receivable
         constitutes an "Instrument" and each Financed Vehicle constitutes "Eligible Collateral" as defined in and for purposes of the Risk Default Insurance Policy. Neither the insured under the Risk Default Insurance Policy nor any Person acting on behalf of such insured has concealed or misrepresented any material facts or circumstances regarding any matter that would serve as a basis for the Risk Default Insurer to void the Risk Default Insurance Policy.

            (xxxiii)     Original Principal Amount.   The
         original principal amount of each Receivable (A) originated under the original "Zero Down" and the "Reduced Income" programs, was not more than (1) in the case of new Financed Vehicles, the lower of
         (x) 105% of the manufacturer's suggested retail price plus rebatable premiums on cancelable items and (y) 120% of the manufacturer's suggested retail price or (2) in the case of used Financed Vehicles, the lower of (x) 105% of the retail value of the Financed Vehicle at the time of origination of the Receivable as set forth in the Kelley "Blue Book" for the appropriate region plus rebatable premiums on cancelable items and (y) 120% of such Kelley "Blue Book" retail value; (B) originated under the "First Time Buyer" program, was not more than (1) in the case of new Financed Vehicles, 95% of the manufacturer's suggested retail price plus rebatable premiums on cancelable items of up to 15% of the manufacturer's suggested retail price or (2) in the case of used Financed Vehicles, 95% of the retail value of the Financed Vehicle at the time of origination of the Receivable as set forth in the Kelley "Blue Book" for the appropriate region plus rebatable premiums on cancelable items of up to 15% of the manufacturer's suggested retail price and (C) originated under the "Military Program" was not more than 105% of the manufacturer's suggested retail price or, in the case of used Financed Vehicles, 105% of the Kelley "Blue
         Book" retail value. Calculations made with respect to the percentages referenced above are rounded to the nearest whole percentage point. All of the Additional Receivables will be originated in accordance with the applicable Underwriting Guidelines.

         (xxxiv)    No Proceedings.  There are no
         proceedings or investigations pending or, to the best knowledge of the Seller, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its respective properties: (A) asserting the invalidity of any of the Receivables; (B) seeking to prevent the enforcement of any of the Receivables; or (C) seeking any determination or ruling that might materially and adversely affect the payment on or enforceability of any Receivable.

          (xxxv)    Licensing.   With respect to each
          Receivable originated in the State of Pennsylvania, the Seller and each prior holder of any such Receivable were each properly licensed under applicable Pennsylvania laws and regulations during the respective times the Seller and each prior holder of any such Receivable held such Receivable, except where the failure to be so licensed would not have a material adverse effect on the ability of the Trust to collect principal or interest payments on such Receivable or to realize upon the Financed Vehicle underlying any such Receivable in accordance with the terms thereof.

          (xxxvi)   Additional Receivables.  Each
          Additional Receivable shall have been identified and approved by Aegis Finance on or prior to the Closing Date, as evidenced by the Seller's dated notation of approval on the loan application (or other writing).

          (c) The Seller makes the following additional representations, warranties and covenants for the benefit of the Purchaser, the Certificateholders and the Trust on which the Purchaser relies in accepting the Receivables on the Closing Date and each Funding Date, which representations, warranties and covenants shall survive the Closing Date and each Funding Date.

               (i)  Location of Servicer Files.  The
          Servicer Files are kept by the Servicer at the location listed in Exhibit C hereto, with the exception of (A) the original titles or other documents evidencing the security interest of the Seller in the Financed Vehicle and (B) the original Receivables, which documents shall be kept at an office of the Custodian.

               (ii) Evidence of Security Interest.  On the
          Closing Date (in the case of the Initial Receivables) and the applicable Funding Date (in the case of each Additional Receivable), the Seller shall deliver or cause to be delivered to the Trustee, as Custodian,
          (A) an original certificate of title or (B) if the applicable state title registration agency does not deliver certificates of title to lienholders, such other document delivered to the Seller by the state title registration agency evidencing the security interest of the Seller in the Financed Vehicle, or (C) a guarantee of title or a copy of an application for title if no certificate of title or other evidence of the security interest in the Financed Vehicle has yet been issued, for each Financed Vehicle relating to each Receivable sold, transferred, assigned and conveyed hereunder; provided, however, that any original certificate of title or other document evidencing the security interest of the Seller in the Financed Vehicle not so delivered on the Closing
          Date or the Funding Date, as the case may be, due to the fact that such title or other document has not yet been issued by a state title registration agency and delivered to the Seller as of such date, shall be delivered by the Seller to the Trustee within one hundred twenty (120) days after the Closing Date or Funding Date, as the case may be, or such later date permitted by the Rating Agencies in accordance with Section 3.03(a) of the Pooling and Servicing Agreement; provided, further, that failure to so deliver any original certificate of title or other document evidencing the security interest of the Seller in the Financed Vehicle to the Trustee shall be deemed to be a breach by the Seller of its representations and warranties contained in this
          Section 3.01, and such occurrence shall constitute a breach pursuant to Section 7.02 herein.

               (iii) Insurance Claims. The Seller shall provide to the Purchaser, within five (5) Business Days of receipt or distribution thereof, (A) copies of all documents received from the Risk Default
         Insurer contesting the eligibility of any claim made under a Risk Default Policy and (B) copies of all documents regarding the resolution of alleged ineligible claims.

               (iv) Business Purpose.  The Seller will
         sell, transfer, assign and otherwise convey (for state law, tax and financial accounting purposes) the Receivables for a bona fide business purpose.

               (v)  Financial Accounting Purposes.  The
         Seller and the Purchaser, as owner of the Receivables, each intend to treat the transactions contemplated by this Agreement as an absolute sale of the Receivables by the Seller for financial accounting purposes. The Seller and the Trustee intend to cause to be filed all returns or reports in a manner consistent with such treatment.

               (vi) Valid Transfer.  This Agreement
         constitutes a valid transfer by the Seller to the Purchaser of all of the Seller's right, title and interest in the Receivables and the other Trust
         Property.

               (vii) Seller's Obligations. The Seller has submitted all necessary documentation for payment of the Receivables to the Obligors and has fulfilled all of its applicable obligations hereunder required to be fulfilled as of the Closing Date or Funding Date, as the case may be.

               (viii) Insurance Policies. The Seller will not cancel, nor permit the cancellation of, the Risk Default Insurance Policy or VSI Insurance Policy, in each case as it relates to the Receivables.

                      ARTICLE IV

                      CONDITIONS

     Section 4.01.  Conditions to Obligation of the Purchaser.
The obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

          (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date and each Funding Date and the Seller shall have performed all obligations to be performed by each of them hereunder on or prior to the Closing Date and each Funding Date.

          (b) Files Marked; Files and Records owned by
     Trust. The Seller shall, at its own expense, on or prior to the Closing Date and each Funding Date indicate in its files that the Receivables have been sold to the Purchaser pursuant to this Agreement and the Seller shall deliver to the Purchaser a Schedule of Receivables certified by the Chairman, the President, the Vice President or the Treasurer of the Seller to be true, correct and complete. Further, the Seller hereby agrees that the computer files and other physical records of the Receivables maintained by the Seller will bear an indication reflecting that the Receivables have been sold to the Purchaser and thereafter sold, transferred and assigned to the Trustee for deposit in the Trust.

          (c) Documents to be Delivered by the Seller at the Closing and Each Funding Date.


          (i) The Assignment. At the Closing and each Funding Date, the Seller will execute and deliver an Assignment substantially in the form of Exhibit A hereto with respect to the Receivables then being sold.

             (ii)   Custodian files.  At the Closing and
          each Funding Date, the Seller shall deliver to the Trustee, as custodian, for the benefit of the Purchaser and its assigns the Custodian Files, which delivery shall be accompanied by a Certificate of Delivery substantially in the form of Exhibit D-1 (for Initial Receivables) or D-2 (for Additional Receivables) as appropriate.

            (iii)   Evidence of UCC Filings.  The Seller
          shall record and file, at its own expense, (A) on or prior to the Closing Date and each Funding Date, UCC-3 termination statements in each jurisdiction required by applicable law, to release any prior security interests in the Receivables granted by the Seller, and (B) on or prior to the Closing Date and each Funding Date, UCC financing statements in each jurisdiction in which required by applicable law, executed by the Seller as seller or debtor, and naming the Purchaser as purchaser or secured party, naming the Trustee as assignee of such purchaser or secured party, identifying the Receivables and the other Trust Property as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables to the Purchaser and the sale, transfer, assignment and conveyance thereof to the Trustee. The Seller shall deliver file-stamped copies, or other evidence satisfactory to the Purchaser and the Trustee of such filing, to the Purchaser and the Trustee on or prior to the Closing Date and each Funding Date.

             (iv)   Evidence of Insurance and Payment.
          On the Closing Date and each Funding Date the
          Seller shall deliver to the Trustee on the Purchaser's behalf evidence of payment in full of all premiums due under the Risk Default Insurance Policy and the VSI Insurance Policy with respect to the Receivables being sold on such date.

              (v)   Other Documents.  Such other
          documents, including without limitation powers of attorney with respect to the Receivables, as the Purchaser may reasonably request.

     Section 4.02. Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Purchaser on the Closing Date and each Funding Date is subject to the condition that at the Closing Date the Purchaser will deliver to the Seller the Initial Receivables Purchase Price for the Initial Receivables, as provided in Section 2.01(b)(i) and on each Funding Date will deliver or cause the Trustee to deliver the Receivables Cash
Purchase Price for the Additional Receivables being sold on each such date as provided in Section 2.01(b)(ii).

                       ARTICLE V

                COVENANTS OF THE SELLER

     The Seller agrees with the Purchaser as follows; provided, however, that to the extent that any provision of this Article V conflicts with any provision of the Pooling and Servicing
Agreement, the Pooling and Servicing Agreement shall govern:

     Section 5.01.  Protection of Right, Title and Interest.

          (a) Filings. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Receivables and the other Trust Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Receivables and the other Trust Property. The Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.01(a).

          (b) Name Change. At least fifteen days before the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Purchaser and the Trustee notice of any such change and no later than five (5) days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's security interest in the Trust Property.

     Section 5.02. Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Pooling and Servicing Agreement, the Seller will not sell, pledge, assign or transfer the Receivables to any other person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section 5.02 shall terminate upon the termination of the Trust pursuant to the Pooling and Servicing Agreement.

     Section 5.03. Chief Executive Office. The Seller shall give written notice to the Purchaser and the Trustee at least 30 days prior to relocating its chief executive office and shall make such filings under the UCC as shall be necessary to maintain the perfection of the security interest (as defined in the UCC) in the Receivables granted in favor of the Purchaser hereunder.

     Section 5.04.  Trustee as Named Insured; Pledge of
Proceeds. The Seller shall cause the Trustee to be identified as the named insured or additional insured under the Risk Default Insurance Policy and as an additional insured, as its interests may appear, under the VSI Insurance Policy as of the Closing Date.
The Seller hereby assigns to the Trustee for the benefit of the Certificateholders, any interest it may have in any and all proceeds with respect to a Receivable under the terms of any of the foregoing insurance policies.

     Section 5.05. Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the sale to the Purchaser of the Seller's right, title and interest in and to the Receivables.

     Section 5.06. No Waiver. The Seller shall not waive any default, breach, violation or event permitting acceleration under the terms of any Receivable.

     Section 5.07.  Location of Servicer Files.  The Servicer
Files, exclusive of the original titles to the Financed Vehicles and exclusive of the originals of the Receivables, have been delivered to the location listed in Exhibit C hereto. The Custodian Files, including the original titles (or other evidence of the security interest in the Financed Vehicles) and the originals of the Receivables shall be delivered to the principal executive office of the Custodian as specified in the Pooling and Servicing Agreement.

     Section 5.08. Sale of Receivables. The Seller will take no action inconsistent with the Purchaser's ownership of the Receivables. If a third party, including a potential purchaser of the Receivables, should inquire, the Seller will promptly indicate that ownership of the Receivables has been transferred to the Purchaser, and by the Purchaser to the Trust.

     Section 5.09. The Seller's Records. This Agreement and all related documents describe the transfer of the Receivables from the Seller as an absolute sale by the Seller to the Purchaser and evidence the clear intention by the Seller to effectuate an absolute sale and assignment of such Receivables. The financial statements and tax returns of the Seller will disclose that, under generally accepted accounting principles, or for tax purposes, respectively, the Seller transferred ownership of the Receivables.

     Section 5.10.  Financial Statements.  The Seller will
furnish to the Purchaser and each Certificateholder, (A) within 90 days after the end of its fiscal year, an unaudited balance sheet as at the end of such fiscal year and the related statements of income and cash flow for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year and (B) within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year, an unaudited balance sheet of the Seller as at the end of such quarterly period setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year.
     Section 5.11. Compliance with Laws, Etc. The Seller will comply in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Receivables and any other agreements related thereto), where the failure so to comply, individually or in the aggregate for all such failures, would have a reasonable likelihood of having a material adverse effect on the business or properties of the Seller.

     Section 5.12. Preservation of Existence. The Seller will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a reasonable likelihood of having a material adverse effect on the business or properties of the Seller.

     Section 5.13.  Keeping of Records and Books of Account.
The Seller shall maintain and implement administrative and operating procedures (including, an ability to recreate records evidencing its Receivables in the event of the destruction of the originals thereof), and shall keep and maintain, or cause to be kept or maintained, all documents, books, records and other information which, in the reasonable determination of Purchaser and the Trustee, are necessary or advisable in accordance with prudent industry practice and custom for transactions of this type for the collection of all Receivables. Seller shall maintain or cause to be maintained at all times accurate and complete books, records and accounts relating to the Receivables, which books and records shall be marked to indicate the sales of all Receivables hereunder.

     Section 5.14.  Separate Existence of Purchaser.  The
Seller hereby acknowledges that the Trustee, on behalf of the Trust, is entering into the transactions contemplated by the Pooling and Servicing Agreement in reliance upon Purchaser's identity as a legal entity separate from the Seller and Seller's other affiliates. Seller will, and will cause each other affiliate to, take all reasonable steps to continue their respective identities as separate legal entities and to make it apparent to third Persons that each is an entity with assets and liabilities distinct from those of Purchaser and that Purchaser is not a division of the Seller or any other Person.



                      ARTICLE VI

                    INDEMNIFICATION

     Section 6.01. Indemnification. The Seller shall indemnify the Purchaser, the Trustee and each Certificateholder for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein. In addition, the Seller shall indemnify the Trustee, the Trust, the Backup Servicer, the Custodian and each Certificateholder to the extent of the Purchaser's indemnity obligations under Section 8.02 of the Pooling and Servicing Agreement and under the fourth sentence of Section 11.07 of the Pooling and Servicing Agreement, which provisions are incorporated herein by this reference as if such provisions were fully set forth herein and as if the "Seller" thereunder were the Seller hereunder. The Seller hereby acknowledges that any of the Trustee, the Custodian, the Backup Servicer or the Certificateholders may enforce the obligation of the Seller under this Section 6.01. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.


                      ARTICLE VII

               MISCELLANEOUS PROVISIONS

     Section 7.01. Obligations of the Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

     Section 7.02.  Repurchase or Substitution Upon Breach.
(a) The Seller hereby covenants and agrees to deliver to the Purchaser, the Trustee and each Certificateholder prompt written notice of (i) the occurrence of a breach of any of the representations and warranties of the Seller contained or deemed to be contained in Section 3.01(b) hereof with respect to any Receivable or (ii) the failure of the Seller to deliver original certificates of title or other documents evidencing the security interest of the Seller in the Financed Vehicle pursuant to Section 4.01(c)(ii). If (x) such breach shall not have been cured by the thirtieth day following discovery thereof or (y) the non-delivery shall not have been cured by the seventh Business Day following receipt by a responsible officer of the Seller of notice by certified mail thereof, the Seller shall be obligated to repurchase such Receivable hereunder from the Purchaser at the Purchase Amount on a date which shall be no later than the fifth Business Day following the applicable cure period. The Seller shall be obligated to repurchase the Receivable to which such breach or non-delivery relates even if the Purchaser shall not have breached its respective representations and warranties with respect to such Receivable under the Pooling and Servicing Agreement and even if the Purchaser fails to comply with any repurchase obligation it may have under the Pooling and Servicing Agreement. The Seller shall remit the Purchase Amount to the Trustee on behalf of the Purchaser. For purposes of this Section, the Purchase Amount of a Receivable which is not consistent with the warranty pursuant to
Section 3.01(b)(i)(E) shall include such additional amount as shall be necessary to provide the full amount of principal and interest as contemplated therein.

     (b) The foregoing notwithstanding, the Seller shall also have the option of substituting, within the five Business Day period following the applicable cure period, a Receivable conforming to the requirements hereof (a "Substitute Receivable") for any breach or failing Receivable instead of repurchasing such Receivable, provided any such substitution occurs within ninety (90) days of the Closing Date. It shall be a condition of any such substitution that (i) the outstanding Principal Balance of the Substitute Receivable as of the date of substitution shall be less than or equal to the outstanding Principal Balance of the replaced Receivable as of the date of substitution; provided that an amount equal to the difference, if any, between the outstanding Principal Balance of the replaced Receivable and the outstanding Principal Balance of the Substitute Receivable shall be paid in cash to Purchaser for deposit into the Collection Account pursuant to the Pooling and Servicing Agreement; (ii) the remaining term to maturity of the Substitute Receivable shall not be greater than that of the replaced
Receivable; (iii) the Cutoff Date with respect to the Substitute Receivable shall be deemed to be the first day of the month of the substitution; (iv) the Substitute Receivable otherwise satisfies the conditions of Section 3.01(b) hereof (the Seller shall be deemed to make all representations and warranties contained in
Section 3.01(b) and (c) hereof with respect to the Substitute Receivable as of the date of substitution); and (v) the Seller shall have delivered to the Purchaser and the Trustee all of the documents specified in Section 4.01(c) hereof with respect to the Substitute Receivable on or before the date of substitution.

     (c) Except as provided in subsection (b) above, the repurchase obligation of the Seller shall constitute the sole remedy of the Certificateholders, the Trustee or the Purchaser against the Seller for its breach hereunder; provided, that the Seller hereby acknowledges that any of the Purchaser, the Certificateholders or the Trustee may enforce the Seller's obligation to repurchase or substitute for nonconforming Receivables pursuant to this Section 7.02.

     Section 7.03.  Purchaser's Assignment of Nonconforming
Receivables. With respect to all Receivables repurchased or substituted for by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all the Purchaser's right, title and interest in and to such Receivables, and all security and documents relating thereto.

     Section 7.04. Trust. The Seller acknowledges that the Purchaser will assign the Receivables to the Trust for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under Section
7.02 hereof are intended to benefit such Trust and each Certificateholder. The Seller hereby consents to such transfers and assignments.

     Section 7.05.  Amendment.  This Agreement may be
amended from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser; provided however, that for so long as any Certificates are outstanding no amendment which in any manner (x) relates to the Seller's obligations under
Section 7.02 or (y) would have a materially adverse effect on the interests of the Certificateholders, shall be effective without the prior written consent of each Certificateholder.

     Section 7.06. Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement or the Assignments shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

     Section 7.07. Notices. All communications and notices pursuant hereto to any party shall be in writing or by telegraph or telex and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the preamble of this Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by telex.

     Section 7.08. Costs and Expenses. The Seller will pay all expenses, including reasonable fees and expenses of counsel, incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses in connection with the enforcement of any obligation of the Seller hereunder.

     Section 7.09   Acknowledgement Concerning Insurance
Proceeds. The Seller hereby acknowledges and agrees for the benefit of the Purchaser, the Trustee and the Certificateholders that any checks representing Risk Default Insurance Proceeds or proceeds from claims on any Insurance Policies in respect of the Receivables that at any time may be made payable to the Seller will be so made payable for reasons of administrative and claims processing convenience only and that, notwithstanding that such checks may be made so payable, the Seller shall have no right, title or interest in such proceeds.

     Section 7.10. Limited Recourse to Purchaser. The Seller agrees that the obligations of the Purchaser hereunder are payable solely from the Purchaser's interests in the Trust Property and that the Seller may not look to any other property or assets of the Purchaser in respect of such obligations.

     Section 7.11.  Headings and Cross-References.  The
various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

     Section 7.12.  Governing Law.  This Agreement and the
Assignment shall be governed by and construed in accordance with the laws of the State of New York without regard or reference to principles of conflicts of laws of such state.

     Section 7.13.  Counterparts.  This Agreement may be
executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereby have caused this Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                              AEGIS AUTO
                         FINANCE, INC., as Seller



                              By

                                   Joseph F.
Battiato
                                   President


                              AEGIS AUTO
                              FUNDING CORP., a
                              Delaware corporation,
                              as Purchaser



                              By

                                   Angelo R.
Appierto
                                   President

                       EXHIBIT A

                      ASSIGNMENT


     For value received in accordance with the Purchase
Agreement dated as of September 1, 1996, (the "Purchase
Agreement"), by and between the undersigned ("the Seller"), and Aegis Auto Funding Corp., a Delaware corporation (the
"Purchaser"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, (i) all right, title and interest of the undersigned in and to the Receivables identified on the Schedule attached hereto, all moneys received thereon on and after the Cutoff Date allocable to principal, and all moneys received thereon allocable to interest accrued thereon from and including the Cutoff Date therefor; (ii) the security interests of the Seller in the Financed Vehicles granted by the Obligors pursuant to the Receivables; (iii) the interest of the Seller in any Risk Default Insurance Proceeds and any proceeds from claims on any Insurance Policies (including the VSI Insurance Policy) covering the Receivables, the Financed Vehicles or Obligors from the Cutoff Date; (iv) the interest of the Seller in any Dealer Recourse; and (v) the proceeds of any and all of the foregoing.
The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Custodian Files, Servicer Files, any insurance policies or any agreement or instrument relating to any of them.

     This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase
Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of [CLOSING DATE]
[FUNDING DATE].

                              AEGIS AUTO
                              FINANCE INC.



                              By


                                   Name:
                                   Title:

                       EXHIBIT B

                SCHEDULE OF RECEIVABLES

                       EXHIBIT C


              LOCATION OF SERVICER FILES



American Lenders Facilities, Inc.
2600 Michaelson Drive
Suite 470
Irvine, CA  92715

                                EXHIBIT D-1

                          CERTIFICATE OF DELIVERY
                           (Initial Receivables)

     In connection with the transfer of certain auto loan receivables to the Aegis Auto Receivables Trust 1996-3 (the "Trust") to be formed pursuant to a Pooling and Servicing
Agreement (the "Agreement") to be entered into among Aegis
Auto Funding Corp., a Delaware corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as
Backup Servicer (the "Backup Servicer"), and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), the undersigned hereby certifies that the documents listed below are included in the Custodian Files delivered to William Milbauer, Vice President of the Trustee for each of the Receivables listed on the Schedule hereto. Unless otherwise defined herein, capitalized terms have the meanings set forth in the Agreement or the Purchase Agreement (as defined in the Agreement).

                 (i)     The original of the Receivable and
          any amendments thereto.

                (ii) The original certificate of title or other document evidencing the security interest in the Financed Vehicles, or a guarantee of title or a copy of an application for title if no certificate of title or other document evidencing the security interest in the Financed Vehicle has yet been issued.

               (iii)      A copy of the Risk Default
          Insurance Policy and the VSI Insurance Policy and endorsements to the Risk Default Insurance Policy and the VSI Insurance Policy confirming insurance
          (as reflected on a master list of insured Receivables) regarding each Receivable.


                              AEGIS AUTO
                              FINANCE, INC.


Dated:                  , 1996               By


                              Name:
                              Title:

                                EXHIBIT D-2

                          CERTIFICATE OF DELIVERY
                         (Additional Receivables)

     In connection with the transfer of certain auto loan receivables to the Aegis Auto Receivables Trust 1996-3 (the
"Trust") to be formed pursuant to a Pooling and Servicing
Agreement (the "Agreement") to be entered into among Aegis
Auto Funding Corp., a Delaware corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as
Backup Servicer (the "Backup Servicer"), and Norwest Bank
Minnesota, National Association, as Trustee (the "Trustee"), the undersigned hereby certifies that the documents listed below are included in the Custodian Files delivered to William Milbauer, Vice President of the Trustee for each of the Additional
Receivables listed on the Schedule hereto. Unless otherwise defined herein, capitalized terms have the meanings set forth in the Agreement or the Purchase Agreement (as defined in the Agreement).

                 (i)     The original of each Additional
          Receivable and any amendments thereto.

                (ii) The original certificate of title or other document evidencing the security interest in the Financed Vehicle, or a guarantee of title or a copy of an application for title if no certificate of title or other document evidencing the security interest in the Financed Vehicle has yet been issued.

               (iii)      A copy of an endorsement to the
          Risk Default Insurance Policy and the VSI
          Insurance Policy confirming insurance (as reflected on a master list of insured Receivables) regarding each Receivable.


                                   AEGIS AUTO
                              FINANCE, INC.


Dated:                  , 1996                    By


                                        Name:
                                        Title:

                                 EXHIBIT E

                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that
Aegis Auto Finance, Inc., a Delaware corporation ("Aegis
Finance"), having its principal place of business at 525 Washington Boulevard, Jersey City, New Jersey 07310, in connection with the transfer of its interests in certain automobile receivables and certain security interests and liens created in the Collateral (as defined below) has and hereby affirms that it has made, constituted and appointed, and by these presents does make, constitute and appoint Norwest Bank Minnesota, National Association, a national banking association, as trustee of the Aegis Auto Receivables
Trust 1996-3 ("Trustee"), having its principal place of business at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, and its successors or assigns in such capacity, Aegis Finance's true and lawful attorney-in-fact for and in Aegis Finance's name, place and stead to act:

     FIRST: To execute and/or endorse any loan agreement, promissory note, security agreement, financing statement, certificate of title or other document, instrument, or agreement, or any amendment, modification or supplement of any of the foregoing and perform any act and covenant in any way which Aegis Finance itself could do (to the fullest extent that the Aegis Finance is permitted by law to act through an agent), which is necessary or appropriate to modify, amend, renew, extend, release, terminate and/or extinguish (i) any and all liens and security interests granted to or created in favor of Aegis Finance in and to or affecting any of the motor vehicles described in Schedule "A" (the "Collateral") annexed hereto and by this reference made a part hereof, or (ii) any indebtedness secured by any such lien or security interest or any right or obligation of the obligor of such indebtedness or Aegis Finance, in each case upon such terms and conditions deemed, in the sole discretion of said attorney-in-fact, necessary or appropriate in connection with such modification, amendment, renewal, extension, release, termination and/or extinguishment.

     SECOND: To agree and to contract with any person, in any manner and upon terms and conditions deemed, in the sole discretion of said attorney-in-fact, necessary or appropriate for the accomplishment of any such modification, amendment, renewal, extension, release, termination and/or extinguishment of any such lien, security interest, indebtedness, right or obligation referred to above with respect to the Collateral; to perform, rescind, reform, release or modify any such agreement or contract or any similar agreement or contract made by or on behalf of the principal; to execute, acknowledge, seal and deliver any contract, agreement, certificate of title or other document, agreement or instrument creating, evidencing, securing or secured by any such lien, security interest, indebtedness, right or obligation; and to take all such other actions and steps, pay or receive such moneys and to execute, acknowledge, seal and deliver all such other certificates, documents and agreements as said attorney-in-fact may deem necessary or appropriate to consummate any such modification, amendment, renewal, extension, release, termination and/or extinguishment of any such security interest, lien, indebtedness, right or obligation, or in furtherance of any of the transactions contemplated by the foregoing.

     THIRD: With full and unqualified authority to delegate any or all of the foregoing powers to any person or persons whom said attorney-in-fact shall select.

     FOURTH: This power of attorney shall not be affected by the subsequent disability or incompetence of the principal.

     FIFTH: This power of attorney shall be irrevocable and coupled with an interest.

     SIXTH: To induce any third party to act hereunder, Aegis Finance hereby agrees that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that any notice of revocation or termination hereof or other revocation or termination hereof by operation of law shall be ineffective as to such third party.

     IN WITNESS WHEREOF, Aegis Finance has executed this
Power of Attorney as of this  [Funding Date].

                              AEGIS AUTO
                              FINANCE, INC.

                              By


                              Name:
                              Title:


     The foregoing instrument was acknowledged before me this
[Funding Date], by
                , the             of Aegis Auto Finance, Inc.

     WITNESS my hand and official seal.


                              __________________
                              ______________
                              Notary Public

[NOTARIAL SEAL]

My commission expires:

                                SCHEDULE A

                         DESCRIPTION OF COLLATERAL